FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 13, 2003

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address
(if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On October 13, 2003, the Registrant issued a news release entitled "CHECKERS DRIVE-IN RESTAURANTS, INC.
TO WEBCAST 2003 THIRD QUARTER FINANCIAL RESULTS
ON OCTOBER 16, 2003," and a copy is being filed herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:  David Koehler
Title:  Vice President and Chief Financial Officer
Dated:  October 13, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1			Press Release, dated October 13, 2003


Exhibit 99.1
CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600, Tampa,
Florida 33607
  *  (813) 283-7000   *   (813) 283-7001

FOR IMMEDIATE RELEASE 	NEWS RELEASE

CONTACT:	David Koehler
       	Chief Financial Officer
       	Checkers Drive-In Restaurants, Inc.
       	813-283-7000

CHECKERS DRIVE-IN RESTAURANTS, INC. TO WEBCAST
2003 THIRD QUARTER FINANCIAL RESULTS ON OCTOBER
16, 2003

TAMPA, FL - October 13, 2003 - CHECKERS
DRIVE-IN RESTAURANTS, INC. (CHKR: NASDAQ)
Checkers Drive-In Restaurants, Inc. today announced that Keith E. Sirois, its Chief
Executive Officer and President, and David
Koehler, its Chief Financial Officer will conduct a conference call on Thursday, October 16, 2003 at 5:00 p.m. Eastern Day
Light Savings Time to discuss the Company's financial results for the third quarter ended September 8, 2003. The earnings release is scheduled also for Thursday, October 16, 2003 at close of markets at 4:00 p.m. Eastern Day Light Savings Time.

The webcast is scheduled to be distributed over CCBN's Investor Distribution Network.
Individual investors can listen to the call at www.companyboardroom.com. and institutional investors can access the call via CCBN's password-protected event management site,
StreetEvents -- www.streetevents.com.

The discussion can also be listened to live, toll free by calling 1-800-915-4836 or accessed at Checkers Drive-In Restaurants,
Inc.'s web site at www.checkers.com. You can also learn more about the Company from this website. Checkers Drive-In Restaurants,
Inc. franchises and operates Checkers
restaurants and Rally's restaurants. It is the largest chain of double drive-thru restaurants in the United States.

Except for historical information, this
announcement contains "forward-looking"
and "Safe Harbor" statements within the
meaning of Section 27A of the Securities
Act of 1933, as amended, Section 21E of
the Securities Exchange Act of 1934, as
amended and the Private Securities
Litigation Reform Act of 1995.